Exhibit 10.15

HOME LOAN AGREEMENT

       THIS LOAN AGREEMENT (the Agreement is made and entered into as of June 5, 2002 (the Effective Date) by and between ROGUE WAVE SOFTWARE, INC. (Company), a Delaware corporation having its principal place of business at 5500 Flatiron Parkway, Boulder, CO 80301, and John Floisand (Employee), an individual.

       At Company’s request, Employee is moving his principal residence to Colorado. To assist Employee in this move, Company is willing to make an interest-free loan to Employee, for use in buying a home in Colorado, as outlined below.

1.0	LOAN PRINCIPAL – This loan shall be for $500,000.00.

2.0	TERM, TERMINATION AND REPAYMENT.
2.1 Maturity Date and Default.
	a.	“MATURITY DATE.” The Maturity Date of the loan shall be the earliest of the following:
		(i)	180 days after the termination of Employee’s employment with the Company (termination for purposes of this Agreement shall include voluntary or involuntary resignation by Employee) and termination by the Company with or without cause;
		(ii)	June 5, 2006;
		(iii)	Insolvency of Employee;
		(iv)	The Employee’s filing bankruptcy;
		(v)	Sale of the property securing this loan; and
		(vi)	Pledge or lien against the property securing this loan.
	b.	Default. Should the Employee timely fail to pay the entire remaining balance on the Maturity Date, the entire balance of the loan shall be due immediately, and the Company shall have the right to recover any remaining principal, attorney fees, collection costs, and interest on the remaining principal at a rate, which shall be the lesser of (i) five percent (5%) plus the short-term prime interest rate on the date of default, and (ii) the maximum interest rate permitted by federal and state law.

2.2 Repayment. The Employee shall pay an amount equal to $500,000.00 no later than the Maturity Date.

3.0	OTHER DOCUMENTS. The Employee acknowledges and agrees that as part of this Agreement, Employee will execute any documents necessary to serve this law, including but not limited to the Deed of Trust and Secured Promissory Note, attached hereto as Exhibit A. The terms of the Secured Promissory Note shall supercede this Agreement if there are any conflicts.

4.0	PURPOSE OF LOAN. Borrower represents that this loan is to be used for the purpose of a residence only and that the loan will be used for no other purposes. Borrower further represents that this loan qualifies for an exemption under I.R.C. § 217.

5.0	MISCELLANEOUS
	5.1	Severability. If any term or provision of this Agreement is found to be invalid under any applicable statute or rule of law, then, that provision notwithstanding, this Agreement shall remain in full force and effect and in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

5.2	Entire Agreement. This Agreement constitutes and expresses the entire agreement and understanding between the parties and supersedes any and all previous communications, representations or agreements, whether written or oral, with respect to the subject matter hereof.

5.3	Modification. This Agreement may not be modified, amended, rescinded, cancelled, or waived, in whole or part, except by a written instrument signed by the parties.

5.4	Governing Law. This Agreement is made under and shall be governed by and constructed in accordance with the laws of the State of Colorado, excluding conflict of law provisions.

5.5	Attorneys’ Fees. In addition to any other relief, the prevailing party in any action arising out of this Agreement shall be entitled to attorneys’ fees and costs, including attorneys’ fees and costs of any appeal.

5.6	Waiver. Failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of such rights, and a waiver by either party of a default hereunder in one or more instances shall not be construed as constituting a continuing waiver or as a waiver in other instances.

5.7	Section Headings. The section headings of this Agreement are inserted only for convenience and shall not be construed as part of this Agreement.

                   IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

Rogue Wave Software, Inc.	Employee

By: /s/ Mary E.K. Walker	/s/ John Floisand

Name: Mary Walker	John Floisand

Title: Director, HR	Title: Chief Executive Officer

Date: June 5, 2002	Date: June 5, 2002

Attachment: Exhibit A

DEED OF TRUST

          THIS DEED OF TRUST is made this seventh day of August, 2002 between John Floisand (Borrower), whose address is 4405 30th Street, Boulder, Colorado 80301 and the Public Trustee of the County in which the Property (see paragraph 1) is situated (Trustee); for the benefit of Rogue Wave Software, Incoporated (Lender), whose address is 5500 Flatiron Parkway, Boulder, Colorado 80301.

          Borrower and Lender covenant and agree as follows:

          1.  Property in Trust.  Borrower, in consideration of the indebtedness herein recited and the trust herein created, hereby grants and conveys to Trustee in trust, with power of sale, the following described property located in Boulder, County of Boulder, State of Colorado:

The property is a single-family home of approximately 5,200 square feet. The home has five bedrooms, a three-car garage and sits on approximately .85 acres of land.

which has the address of 4405 30th Street, Boulder, Colorado 80301 (Property Address), together with all its appurtenances (Property).

2. Note: Other Obligations Secured. This Deed of Trust is given to secure to Lender: the repayment of the indebtedness evidenced by Borrower’s note (Note) dated June 5, 2002, in the principal sum of five hundred thousand, U.S. Dollars, with interest on the unpaid principal balance from June 5, 2002. In one payment of Five hundred thousand Dollars (U.S. $500,000) due on June 5, 2006. If John Floisand is no longer employed by Rogue Wave Software, Inc., the entire principal amount outstanding and accrued interest thereon, shall be due and payable one hundred eighty days after termination of employment. Should the Employee timely fail to pay the entire remaining balance on the Maturity Date, the entire balance of the loan shall be due immediately, and the Company shall have the right to recover any remaining principal, attorney fees, collection costs, and interest on the remaining principal at a rate, which shall be the lesser of (i) five percent (5%) plus the short-term prime interest rate on the date of default, and (ii) the maximum interest rate permitted by federal and state law.

          3.  Title.  Borrower covenants that Borrower owns and has the right to grant and convey the Property, and warrants title to the same, subject to general real estate taxes for the current year, easements of record or in existence, and recorded declarations, restrictions, reservations and covenants, if any, as of this date.

          4.  Payment of Principal and Interest.  Borrower shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Note, and late charges as provided in the Note and shall perform all of Borrower’s other covenants contained in the Note.

          5.  Application of Payments.  All payments received by Lender under the terms hereof shall be applied by Lender first in payment of amounts due pursuant to paragraph 23 (Escrow Funds for Taxes and Insurance), then to amounts disbursed by Lender pursuant to paragraph 9 (Protection of Lender’s Security), and the balance in accordance with the terms and conditions of the Note.

          6.  Prior Mortgage and Deeds of Trust; Charges; Liens.  Borrower shall perform all of Borrower’s obligations under any prior deed of trust and any other prior liens. Borrower shall pay all taxes, assessments and other charges, fines and impositions attributable to the Property which may have or attain a priority over this Deed of Trust, and leasehold payments or ground rents, if any, in the manner set out in paragraph 23 (Escrow Funds for Taxes and Insurance) or, if not required to be paid in such manner, by Borrower making payment when due, directly to the payee thereof. Despite the foregoing, Borrower shall not be required to make payments otherwise required by this paragraph if Borrower, after notice to Lender, shall in good faith contest such obligation by, or defend enforcement of such obligation in, legal proceedings which operate to prevent the enforcement of the obligation or forfeiture of the Property or any part thereof, only upon Borrower making all such contested payments and other payments as ordered by the court to the registry of the court in which such proceedings are filed.

          7.  Property Insurance.  Borrower shall keep the improvements now existing or hereafter erected on the Property insured against loss by fire or hazards included within the term “extended coverage” in an amount at least equal to the lesser of (1) the insurable value of the Property or (2) an amount sufficient to pay the sums secured by this Deed of Trust as well as any prior encumbrances on the Property. All of the foregoing shall be known as “Property Insurance”.

          The insurance carrier providing the insurance shall be qualified to write Property Insurance in Colorado and shall be chosen by Borrower subject to Lender’s right to reject the chosen carrier for reasonable cause. All insurance policies and renewals thereof shall include a standard mortgage clause in favor of Lender, and shall provide that the insurance carrier shall notify Lender at least ten (10) days before cancellation, termination or any material change of coverage. Insurance policies shall be furnished to Lender at or before closing. Lender shall have the right to hold the policies and renewals thereof.

          In the event of loss, Borrower shall give prompt notice to the insurance carrier and Lender. Lender may make proof of loss if not made promptly by Borrower.

          Insurance proceeds shall be applied to restoration or repair of the Property damaged, provided such restoration or repair is economically feasible and the security of this Deed of Trust is not thereby impaired. If such restoration or repair is not economically feasible or if the security of this Deed of Trust would be impaired, the insurance proceeds shall be applied to the sums secured by this Deed of Trust, with the excess, if any, paid to Borrower. If the Property is abandoned by Borrower, or if Borrower fails to respond to Lender within 30 days from the date notice is given in accordance with paragraph 16 (Notice) by Lender to Borrower that the insurance carrier offers to settle a claim for insurance benefits, Lender is authorized to collect and apply the insurance proceeds, at Lender’s option, either to restoration or repair of the Property or the sum secured by this Deed of Trust.

          Any such application of proceeds to principal shall not extend or postpone the due date of the installments referred to in paragraphs 4 (Payment of Principal and Interest) and 23 (Escrow Funds for Taxes and Insurance) or change the amount of such installments. Notwithstanding anything herein to the contrary, if under paragraph 18 (Acceleration; Foreclosure; Other Remedies) the Property is acquired by Lender, all right, title and interest of Borrower in and to any insurance policies and in and to the proceeds thereof resulting from damage to the Property prior to the sale or acquisition shall pass to Lender to the extent of the sums secured by this Deed of Trust immediately prior to such sale or acquisition.

          All of the rights of Borrower and Lender hereunder with respect to insurance carriers, insurance policies and insurance proceeds are subject to the rights of any holder of a prior deed of trust with respect to said insurance carriers, policies and proceeds.

          8.  Preservation and Maintenance of Property. Borrower shall keep the Property in good repair and shall not commit waste or permit impairment or deterioration of the Property and shall comply with the provisions of any lease if this Deed of Trust is on a leasehold. Borrower shall perform all of Borrower’s obligations under any declarations, covenants, by-laws, rules, or other documents governing the use, ownership or occupancy of the Property.

          9.  Protection of Lender’s Security.  Except when Borrower has exercised Borrower’s rights under paragraph 6 above, if the Borrower fails to perform the covenants and agreements contained in this Deed of Trust, or if a default occurs in a prior lien, or if any action or proceeding is commenced which materially affects Lender’s interest in the Property, then Lender, at Lender’s option, with notice to Borrower if required by law, may make such appearances, disburse such sums and take such action as is necessary to protect Lender’s interest, including, but not limited to, disbursement of reasonable attorney’s fees and entry upon the Property to make repairs. Borrower hereby assigns to Lender any right Borrower may have by reason of any prior encumbrance on the Property or by law or otherwise to cure any default under said prior encumbrance.

          Any amounts disbursed by Lender pursuant to this paragraph 9, with interest thereon, shall become additional indebtedness of Borrower secured by this Deed of Trust. Such amounts shall be payable upon notice from Lender to Borrower requesting payment thereof, and Lender may bring suit to collect any amounts so disbursed plus interest specified in paragraph 28 (Note; Other Obligations Secured). Nothing contained in this paragraph 9 shall require Lender to incur any expense or take any action hereunder.

          10.  Inspection.  Lender may make or cause to be made reasonable entries upon and inspection of the Property, provided that Lender shall give Borrower notice prior to any such inspection specifying reasonable cause therefor related to Lender’s interest in the Property.

          11.  Condemnation.  The proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation or other taking of the Property, or part thereof, or for conveyance in lieu of condemnation, are hereby assigned and shall be paid to Lender as herein provided. However, all of the rights of Borrower and Lender hereunder with respect to such proceeds are subject to the rights of any holder of a prior deed of trust.

          In the event of a total taking of the Property, the proceeds shall be applied to the sums secured by this Deed of Trust, with the excess, if any, paid to Borrower. In the event of a partial taking of the Property, the proceeds remaining after taking out any part of the award due any prior lien holder (net award) shall be divided between Lender and Borrower, in the same ratio as the amount of the sums secured by this Deed of Trust immediately prior to the date of taking bears to Borrower’s equity in the Property immediately prior to the date of taking. Borrower’s equity in the Property means the fair market value of the Property less the amount of sums secured by both this Deed of Trust and all prior liens (except taxes) that are to receive any of the award, all at the value immediately prior to the date of taking.

          If the Property is abandoned by Borrower, or if, after notice by Lender to Borrower that the condemnor offers to make an award or settle a claim for damages, Borrower fails to respond to Lender within 30 days after the date such notice is given, Lender is authorized to collect and apply the proceeds, at Lender’s option, either to restoration or repair of the Property or to the sums secured by this Deed of Trust.

          Any such application of proceeds to principal shall not extend or postpone the due date of the installments referred to in paragraphs 4 (Payment of Principal and Interest) and 23 (Escrow Funds for Taxes and Insurance) nor change the amount of such installments.

          12.  Borrower Not Released.  Extension of the time for payment or modification of amortization of the sums secured by this Deed of Trust granted by Lender to any successor in interest of Borrower shall not operate to release, in any manner, the liability of the original Borrower, nor Borrower’s successors in interest, from the original terms of this Deed of Trust. Lender shall not be required to commence proceedings against such successor or refuse to extend time for payment or otherwise modify amortization of the sums secured by this Deed of Trust by reason of any demand made by the original Borrower nor Borrower’s successors in interest.

          13.  Forbearance by Lender Not a Waiver.  Any forbearance by Lender in exercising any right or remedy hereunder, or otherwise afforded by law, shall not be a waiver or preclude the exercise of any such right or remedy.

          14.  Remedies Cumulative.  Each remedy provided in the Note and this Deed of Trust is distinct from and cumulative to all other rights or remedies under the Note and this Deed of Trust or afforded by law or equity, and may be exercised concurrently, independently or successively.

          15.  Successors and Assigns Bound;  Joint and Several Liability; Captions. The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective successors and assigns of Lender and Borrower, subject to the provisions of paragraph 24 (Transfer of the Property; Assumption). All covenants and agreements of Borrower shall be joint and several. The captions and headings of the paragraphs in this Deed of Trust are for convenience only and are not to be used to interpret or define the provisions hereof.

          16.  Notice.  Except for any notice required by law to be given in another manner, (a) any notice to Borrower provided for in this Deed of Trust shall be in writing and shall be given and be effective upon (1) delivery to Borrower or (2) mailing such notice by first-class U.S. mail, addressed to Borrower at Borrower’s address stated herein or at such other address as Borrower may designate by notice to Lender as provided herein, and (b) any notice to Lender shall be in writing and shall be given and be effective upon (1) delivery to Lender or (2) mailing such notice by first-class U.S. mail, to Lender’s address stated herein or to such other address as Lender may designate by notice to Borrower as provided herein. Any notice provided for in this Deed of Trust shall be deemed to have been given to Borrower or Lender when given in any manner designated herein.

          17.  Governing Law; Severability.  The Note and this Deed of Trust shall be governed by the law of Colorado. In the event that any provision or clause of this Deed of Trust or the Note conflicts with the law, such conflict shall not affect other provisions of this Deed of Trust or the Note which can be given effect without the conflicting provision, and to this end the provisions of the Deed of Trust and Note are declared to be severable.

          18.  Acceleration; Foreclosure; Other Remedies.  Except as provided in paragraph 24 (Transfer of the Property; Assumption), upon Borrower’s breach of any covenant or agreement of Borrower in this Deed of Trust, or upon any default in a prior lien upon the Property, (unless Borrower has exercised Borrower’s rights under paragraph 6 above), at Lender’s option, all of the sums secured by this Deed of Trust shall be immediately due and payable (Acceleration). To exercise this option, Lender may invoke the power of sale and any other remedies permitted by law. Lender shall be entitled to collect all reasonable costs and expenses incurred in pursuing the remedies provided in this Deed of Trust, including, but not limited to, reasonable attorney’s fees.

          If Lender invokes the power of sale, Lender shall give written notice to Trustee of such election. Trustee shall give such notice to Borrower of Borrower’s rights as is provided by law. Trustee shall record a copy of such notice as required by law. Trustee shall advertise the time and place of the sale of the Property, for not less than four weeks in a newspaper of general circulation in each county in which the Property is situated, and shall mail copies of such notice of sale to Borrower and other persons as prescribed by law. After the lapse of such time as may be required by law, Trustee, without demand on Borrower, shall sell the Property at public auction to the highest bidder for cash at the time and place (which may be on the Property or any part thereof as permitted by law) in one or more parcels as Trustee may think best and in such order as Trustee may determine. Lender or Lender’s designee may purchase the Property at any sale. It shall not be obligatory upon the purchaser at any such sale to see to the application of the purchase money.

          Trustee shall apply the proceeds of the sale in the following order: (a) to all reasonable costs and expenses of the sale, including, but not limited to, reasonable Trustee’s and attorney’s fees and costs of title evidence; (b) to all sums secured by this Deed of Trust; and (c) the excess, if any, to the person or persons legally entitled thereto.

          19.  Borrower’s Rights to Cure Default.  Whenever foreclosure is commenced for nonpayment of any sums due hereunder, the owners of the Property or parties liable hereon shall be entitled to cure said defaults by paying all delinquent principal and interest payments due as of the date of cure, costs, expenses, late charges, attorney’s fees and other fees all in the manner provided by law. Upon such payment, this Deed of Trust and the obligations secured hereby shall remain in full force and effect as though no Acceleration had occurred, and the foreclosure proceedings shall be discontinued.

          20.  Assignment of Rents; Appointment of Receiver; Lender in Possession.   As additional security hereunder, Borrower hereby assigns to Lender the rents of the Property; however, Borrower shall, prior to Acceleration under paragraph 18 (Acceleration; Foreclosure; Other Remedies) or abandonment of the Property, have the right to collect and retain such rents as they become due and payable.

          Lender or the holder of the Trustee’s certificate of purchase shall be entitled to a receiver for the Property after Acceleration under paragraph 18 (Acceleration; Foreclosure; Other Remedies), and shall also be so entitled during the time covered by foreclosure proceedings and the period of redemption, if any; and shall be entitled thereto as a matter of right without regard to the solvency or insolvency of Borrower or of the then owner of the Property, and without regard to the value thereof. Such receiver may be appointed by any Court of competent jurisdiction upon ex parte application and without notice - notice being hereby expressly waived.

          Upon Acceleration under paragraph 18 (Acceleration; Foreclosure; Other Remedies), or abandonment of the Property, Lender, in person, by agent or by judicially-appointed receiver, shall be entitled to enter upon, take possession of and manage the Property and to collect the rents of the Property including those past due. All rents collected by Lender or the receiver shall be applied, first, to payment of the costs of preservation and management of the Property, second, to payment due upon prior liens, and then to the sums secured by this Deed of Trust. Lender and the receiver shall be liable to account only for those rents actually received.

          21.  Release.  Upon payment of all sums secured by this Deed of Trust, Lender shall cause Trustee to release this Deed of Trust and shall produce for Trustee the Note. Borrower shall pay all costs of recordation and shall pay the statutory Trustee’s fees. If Lender shall not produce the Note as aforesaid, then Lender, upon notice in accordance with paragraph 16 (Notice) from Borrower to Lender, shall obtain, at Lender’s expense, and file any lost instrument bond required by Trustee or pay the cost thereof to effect the release of this Deed of Trust.

          22.  Waiver of Exemptions.  Borrower hereby waives all right of homestead and any other exemption in the Property under state or federal law presently existing or hereafter enacted.

          23.  Transfer of the Property; Assumption.  The following events shall be referred to herein as a “Transfer”: (i) a transfer or conveyance of title (or any portion thereof, legal or equitable) of the Property (or any part thereof or interest therein), (ii) the execution of a contract or agreement creating a right to title (or any portion thereof, legal or equitable) in the Property (or any part thereof or interest therein), (iii) or an agreement granting a possessory right in the Property (or any portion thereof), in excess of three (3) years, (iv) a sale or transfer of, or the execution of a contract or agreement creating a right to acquire or receive, more than fifty percent (50%) of the controlling interest or more than fifty percent (50%) of the beneficial interest in the Borrower, (v) the reorganization, liquidation or dissolution of the Borrower. Not to be included as a Transfer are (i) the creation of a lien or encumbrance subordinate to this Deed of Trust, (ii) the creation of a purchase money security interest for household appliances, or (iii) a transfer by devise, descent or by operation of the law upon the death of a joint tenant. At the election of Lender, in the event of each and every Transfer:

                    (a)      Borrower shall, upon Lender’s request, submit information required to enable Lender to evaluate the creditworthiness of the person (“Transferee”) who is, or is to be, the recipient of a Transfer, as if a new loan were being made to Transferee. If Transferee is reasonably determined by the Lender to be financially incapable of retiring the indebtedness according to its terms, based upon standards normally used by persons in the business of making loans on real estate in the same or similar circumstances, then all sums secured by this Deed of Trust, at Lender’s option, may become immediately due and payable (“Acceleration”).

                    (b)      If Lender exercises such option to Accelerate, Lender shall give Borrower notice of Acceleration in accordance with paragraph 16 (Notice). The notice shall inform Borrower of the right to assert in the foreclosure proceeding the nonexistence of a default or any other defense of Borrower to Acceleration and sale. Such notice shall also provide a period of not less than 10 days from the day the notice is given within which Borrower may pay the sums declared due. If Borrower fails to pay such sums prior to the expiration of such period, Lender may, without further notice or demand on Borrower, invoke any remedies permitted by paragraph 18 (Acceleration; Foreclosure; Other Remedies). Lender shall give notice of such Acceleration within thirty (30) days after notice of any Transfer is given to Lender by Borrower or Transferee in accordance with paragraph 16 (Notice). If Lender shall not give notice of such Acceleration within such thirty (30) days, then Lender will have no further right to such Acceleration.

                    (c)      If a Transfer occurs and should Lender not exercise Lender’s option pursuant to this paragraph 24 to Accelerate, Transferee shall be deemed to have assumed all of the obligations of Borrower under this Deed of Trust including all sums secured hereby whether or not the instrument evidencing such conveyance, contract or grant expressly so provides. This covenant shall run with the Property and remain in full force and effect until said sums are paid in full. The Lender may without notice to the Borrower deal with Transferee in the same manner as with the Borrower with reference to said sums including the payment or credit to Transferee of undisbursed reserve Funds on payment in full of said sums, without in any way altering or discharging the Borrower’s liability hereunder for the obligations hereby secured.

                    (d)      Should Lender not elect to Accelerate upon the occurrence of such Transfer then, subject to (b) above, the mere fact of a lapse of time or the acceptance of payment subsequent to any of such events, whether or not Lender had actual or constructive notice of such Transfer, shall not be deemed a waiver of Lender’s right to make such election nor shall Lender be estopped therefrom by virtue thereof. The issuance on behalf of the Lender of a routine statement showing the status of the loan, whether or not Lender had actual or constructive notice of such Transfer, shall not be a waiver or estoppel of Lender’s said rights.

          24.  Borrower’s Copy.  Borrower acknowledges receipt of a copy of the Note and of this Deed of Trust.

EXECUTED BY BORROWER

IF BORROWER IS A NATURAL PERSON(s):

/s/ John Floisand	5500 Flatiron Parkway

______________________________________	doing business at Boulder 80301

IF BORROWER IS CORPORATION:

ATTEST:
__________________________________________
Name of Corporation

_________________________________	by ________________________________________
Secretary	President

(SEAL)
}

IF BORROWER IS PARTNERSHIP:
__________________________________________
Name of Partnership

by ________________________________________
A General Partner

STATE OF COLORADO
ss.
_____________COUNTY OF Adams

The foregoing instrument was acknowledged before me this 7th day of August , 2002, by John Floisand .

Witness my hand and official seal,
My commission expires: 4-05-03 .

/s/ Peggy S. Henson
Notary Public

1561 E. 119th Place Northglenn, Co. 80233
Address